Exhibit 10.23

YAHOO! INC.

1995 STOCK PLAN
(AS AMENDED AND RESTATED MAY 19, 2005)

STOCK APPRECIATION RIGHTS AWARD AGREEMENT

THIS STOCK APPRECIATION RIGHTS AWARD AGREEMENT (the “Agreement”), dated as of ______________, 2006 (the “Date of Grant”), is made by and between Yahoo! Inc., a Delaware corporation (the “Company”), and ___________________ (the “Grantee”).

WHEREAS, the Company has adopted the Yahoo! Inc. 1995 Stock Plan, as amended (the “Plan”), pursuant to which the Company may grant Stock Appreciation Rights (“SARs”);

WHEREAS, the Company desires to grant to the Grantee the number of SARs provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.                                            Grant of Stock Appreciation Rights Award

(a)                                  Grant of Stock Appreciation Rights. The Company hereby grants to the Grantee ___________ SARs (the “Award”) at a grant price per SAR of $0.00 per share (the “Grant Price”). The Award is granted on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

(b)                                 Incorporation of Plan; Capitalized Terms. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Administrator shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2.                                            Terms and Conditions of Award

The grant of SARs provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)                                  Non-Transferability of Award. The Award, the SARs subject to the Award and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the time (if any) that the SARs are actually paid pursuant to the terms hereof. Any attempt to dispose of any SARs in contravention of the above restriction shall be null and void and without effect.

 (b)                              Vesting of SARs. Subject to Sections 2(d) and 2(e) below, the SARs subject to the Award shall vest with respect to [   ]. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Sections 2(d) below or under the Plan.

(c)                                  Exercise and Payment of SARs. On the date one or more SARs subject to the Award vest, the SARs shall be paid by the Company delivering to the Grantee (subject to tax withholding as provided in Section 2(f)) a number of Shares equal to the number of SARs that vested on that date. The Company shall issue such Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Grantee. Delivery of any certificates will be made to the Grantee’s last address reflected on the books of the Company and its Affiliates unless the Company is otherwise instructed in writing. Delivery of the shares will be made on or as soon as practical after the date the SARs become vested, and in all cases no later than two and one-half months after such vesting date. Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any SARs that are so paid. Notwithstanding the foregoing, the Company shall have no obligation to issue Shares in payment of the SARs unless such issuance and such payment shall comply with all relevant provisions of law and the requirements of any Stock Exchange.

 (d)                              Termination of Employment. In the event of the termination of the Grantee’s employment or service with the Company, Parent, Subsidiary or any Affiliate for any reason prior to the vesting of the Award in accordance with Section 2(b) hereof with respect to any of the SARs granted hereunder, such SARs held by Grantee shall be automatically forfeited by the Grantee as of the date of termination.1  Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any rights or interests in any SARs that are so forfeited.

(e)                                  Corporate Transactions. The following provisions shall apply to the corporate transactions described below:

(i)                                     In the event of a proposed dissolution or liquidation of the Company, the Award will terminate and be forfeited immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Administrator.

(ii)                                  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Award shall be assumed or substituted with an equivalent award by such successor corporation, parent or subsidiary of such successor corporation; provided that the Administrator may determine, in the exercise of its sole discretion in connection with a transaction that constitutes a permissible distribution event under Section 409A(a)(2)(v) of the Code, that in lieu of such assumption or substitution, the Award shall be vested and non-forfeitable, as to all or any part of the Award, including SARs as to which the Award would not otherwise be non-forfeitable.

1  [The Administrator may provide, in its sole discretion, that upon the termination of the Grantee’s Continuous Status as an Employee or Consultant (i) without Cause, (ii) by the Grantee for Good Reason, or (iii) due to the Grantee’s death or Total Disability, the SARs shall become fully or partially non-forfeitable on the date of such termination.]

(f)                                    Income Taxes. Except as provided in the next sentence, the Company shall withhold and/or reacquire a number of Shares issued in payment of (or otherwise issuable in payment of, as the case may be) the SARs having a Fair Market Value equal to the taxes that the Company determines it or the Employer is required to withhold under applicable tax laws with respect to the SARs (with such withholding obligation determined based on any applicable minimum statutory withholding rates). In the event the Company cannot (under applicable legal, regulatory, listing or other requirements, or otherwise) satisfy such tax withholding obligation in such method or in the event that the SARs are for any reason to be settled in cash (as opposed to Shares), the Company may satisfy such withholding by any one or combination of the following methods: (i) by requiring the Grantee to pay such amount in cash or check; (ii) by reducing the amount of any cash otherwise payable to the Grantee with respect to the SARs; (iii) by deducting such amount out of any other compensation otherwise payable to the Grantee; and/or (iv) by allowing the Grantee to surrender shares of Common Stock of the Company which (a) either have been owned by the Grantee for more than six (6) months as of the date of surrender or were not acquired, directly or indirectly, from the Company, and (b) have a Fair Market Value on the date of surrender equal to the amount required to be withheld. For these purposes, the Fair Market Value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined.

Section 3.                                            Miscellaneous

(a)                                  Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to both the Chief Financial Officer and the General Counsel of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Company or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee.

 (b)                              No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company, a Parent, a Subsidiary or any Affiliate or shall interfere with or restrict in any way the right of the Company, Parent, Subsidiary or any Affiliate, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause and with or without advance notice.

(c)                                  Bound by Plan. By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d)                                 Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e)                                  Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f)                                    Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(g)                                 Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h)                                 Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

(i)                                     Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)                                     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the ____ day of ___________, 2006.

YAHOO! INC.

By:

Its:

[Insert Name]

Signature:

Printed Name:

Address: